Exhibit 10.8

                   LEASE MODIFICATION AND EXTENSION AGREEMENT


                  THIS AGREEMENT, made this 6th day of June, 1996, by and between Hanover Public Warehousing, Inc., a New Jersey corporation, having an office at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663 ("Landlord"), and Five Star Group, Inc., a Delaware corporation (successor by corporate merger to J. Leven & Co.), having an address at 903 Murray Road, P.O. Box 1960, East Hanover, New Jersey 07936 ("Tenant").

                              W I T N E S S E T H:

                  WHEREAS, Landlord's predecessor in interest and Tenant's predecessor in interest entered into a lease, dated May 11, 1983, (as same may have been amended from time to time, the "Lease"), covering certain premises consisting of 192,513 square feet of floor area (the "Demised Premises") in the "Building" (as defined in the Lease) located in the "Complex" (as defined in the Lease) situated in East Hanover, New Jersey; and

                  WHEREAS, all of the right, title and interest of Vornado, Inc.
as  Landlord  under  the  Lease  was  heretofore   acquired  by  Hanover  Public
Warehousing, Inc.; and

                  WHEREAS, Landlord and Tenant desire to modify the Lease so as to increase the floor area of the Demised Premises, to increase the "Rent" (as defined in the Lease) payable by Tenant, and to change the Lease in other respects, all as hereinafter set forth in this Agreement; and

                  NOW, THEREFORE, in consideration of the terms and provisions herein contained, the Lease is modified as follows:

1. From and after the "Fourth Additional Space Commencement Date" (as hereinafter defined), Exhibit A attached to the Lease shall be deleted in its entirety and all references to Exhibit A in the Lease shall be deemed to refer to Exhibit A-4 attached hereto and made a part hereof.

2. From and after the Fourth Additional Space Commencement Date the size of the Demised Premises, presently consisting of 192,513 square feet of floor area, shall be changed and increased to 236,195 square feet of floor area. The changed and increased Demised Premises is shown on Exhibit A-4. The floor area hereby added to the Demised Premises is hereinafter sometimes referred to as the "Fourth Additional Space".

3. Except for "Landlord's Work" as described on Exhibit B attached hereto and made a part hereof, Tenant shall accept possession of the Fourth Additional Space in its present "As Is" condition and shall, at its own expense, perform all work necessary to make the Second Additional Space suitable for Tenant's business operation at the Demised Premises. Such work shall be performed by Tenant in accordance with the provisions of Section 3.04 of the Lease. Landlord shall commence Landlord's Work as soon as the current tenant vacates the Fourth Additional Space.

4. Effective as of the Fourth Additional Space Commencement Date, Section 1.03 of the Lease shall be deemed to be deleted in its entirety and the following shall be deemed to be inserted in its place and stead:

                  "Section 1.03. Expiration Date: Means March 14, 2007."

5. Effective as of the Fourth Additional Space Commencement Date, the "Minimum Rent" (as defined in the Lease) shall be increased as follows and Section 1.04 of the Lease shall be deemed to be amended accordingly

                  "(i) From the Fourth Additional Space Commencement Date through March 14, 1997, Minimum Rent shall be the sum of $767,633.75 per annum; and

                  (ii) From March 15, 1997 through March 14, 2002, Minimum Rent shall be the sum of $885,731.25; and

                  (iii) From March 15, 2002 through March 14, 2007, Minimum Rent shall be the sum of $944,780.00 per annum."

6. Effective as of the Fourth Additional Space Commencement Date, the floor area of the entire Demised Premises (236,195 square feet) shall be included in the numerator and denominator of Tenant's "Pro Rata Share" (as defined in the Lease).

7. "Fourth Additional Space Commencement Date" means the later to occur of: (i) September 1, 1996; or (ii) the date that the current Tenant vacates the Fourth Additional Space.

8. As herein expressly modified and supplemented, all of the terms, covenants and conditions of the Lease shall remain in full force and effect and be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and the year first above written.

ATTEST:                                 LANDLORD:  Hanover Public
                                                   Warehousing, Inc.

By:  _______________________            By:      _______________________________
     Susan D. Schmider                           Joseph Macnow
     Secretary                                   Vice President
                                                 Chief Financial Officer


ATTEST:                                 TENANT:  Five Star Group, Inc.


_____________________________           By:      ______________________________



CONSENTED TO:                               ATTEST:

National Patent Development Corporation

By:  _________________________               __________________________________

Dated:    June 6th, 1996

STATE OF New York  )
                   )   SS:
COUNTY OF New York )

                  On this 6th day of June, 1996, before me personally came to me Richard Grad known, who, being by me duly sworn, did depose and say that he resides at 903 Murray Road, East Hanover, New Jersey that he is President the of Five Star Group, Inc., the corporation described in and which executed the foregoing Lease Modification and Extension Agreement; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                  In witness whereof I hereunto set my hand and official seal.



(Notarial Seal)                              __________________________________
                                                               Notary Public




STATE OF New York )
                  )   SS:
COUNTY OF New York)


                  On this 6th day of June, 1996, before me personally came to me
Scott. N. Greenberg known, who, being by me duly sworn, did depose and say that he resides at 9 West 57th Street, New York, New York, that he is the V.P. & Chief Financial Officer of National Patent Development Corporation, the corporation described in and which executed the foregoing Lease Modification and Extension Agreement, that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                  In witness whereof I hereunto set my hand and official seal.


(Notarial Seal)                         __________________________________
                                                          Notary Public

                                                                   EXHIBIT "B"

                                 Landlord's Work

                                    J. Leven



1. Landlord to demolish entire demising wall.

2. All electric, plumbing, lighting and heating to be in working order.

3. Leave fenced area in place.